Exhibit 99.1

Calidi Biotherapeutics Reports Third Quarter 2026 Financial Results and Recent Business Highlights

- Continued to advance the development of CLD-401 towards the clinic

- Presented new CLD-401 data and in situ TCE platform advances at the ESMO Congress 2026

- Received $1.2 million gross proceeds from at-the-market registered direct offering

- Reduced general and administrative expenses by $1.0 million, or 39%, in the third quarter of 2026 versus the same period in the prior year

SAN DIEGO, November 13, 2026 - Calidi Biotherapeutics, Inc. (NYSE American: CLDI) ("Calidi" or the "Company"), a biotechnology company pioneering the development of targeted genetic medicines, today reported financial and operating results for the three months ended September 30, 2026, and reviewed recent business highlights.

“Throughout the third quarter, Calidi continued to advance its RedTail platform for systemic and local delivery and redefine the potential of oncolytic viruses and genetic medicine,” said Eric Poma, Ph.D., Calidi Biotherapeutics CEO. “In particular, CLD-401 demonstrated remarkable anti-tumor activity with systemic administration in syngeneic tumor models and continues to progress towards the clinic.”

Third Quarter 2026 and Recent Business Developments

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Presented two posters at the European Society for Medical Oncology (ESMO) Congress 2026 on October 24, 2026. The presentations showcased new data from the Company’s RedTail platform, a systemically delivered virotherapy platform engineered to selectively target tumors, remodel the tumor microenvironment, and enable high-level expression of therapeutic genetic payloads directly within tumors.
o
Preclinical data on Calidi’s lead program, CLD-401, showed complete tumor eradication in 80% of EMT6 breast cancer tumor-bearing mice versus 0% in the control arm. CLD-401 was engineered for systemic delivery, and new data from an MB49 bladder cancer model show it retains antitumor activity with either systemic intravenous or localized intratumoral administration, supporting flexible delivery approaches across tumor accessibility and disease settings.
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Presented preclinical data from Calidi’s in situ T-cell engager (“TCE”) platform, including CLD-501, its TROP-2-targeted candidate, and CLD-502, its EpCAM-targeted candidate. Following intravenous delivery, the platform generated approximately 10 ng/mL of EpCAM-targeted TCE directly within tumors, and both targeted TCEs demonstrated antigen-dependent, does-responsive T-cell mediated cytotoxicity.
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Received $1.2 million gross proceeds from an at-the-market registered direct offering that closed on September 18, 2026.
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Reduced general and administrative expenses by $1.0 million, or 39%, in the third quarter of 2026 versus the same period in the prior year. Reduced general and administrative expenses by $3.6 million, or 42%, in the nine months ended September 30, 2026, versus the same period in the prior year. On November 6, 2026, Calidi executed a restructuring plan, predominantly through a reduction in headcount, that is expected to save $3 million on an annualized basis to extend the Company’s cash runway to reduce costs, extend the Company's operating runway, and preserve capital while pursuing additional financing.

Third Quarter 2026 Financial Results

Calidi reported a $3.6 million net loss attributable to common stockholders for the third quarter of 2026, compared to a net loss attributable to common stockholders of $10.8 million for the third quarter of 2025, which included a $5.7 million non-cash charge for a deemed dividend on warrants. There was no such charge during the third quarter of 2026.

Research and development expenses were $2.7 million for the third quarter of 2026, compared to $2.4 million for the same quarter in 2025.

General and administrative expenses were $1.6 million for the third quarter of 2026, compared to $2.7 million for the same quarter in 2025.

The Company had $3.9 million in cash and $0.2 million in restricted cash as of September 30, 2026, compared with $5.6 million in cash and $0.2 million in restricted cash as of December 31. 2025.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The Company’s proprietary RedTail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent genetic medicine(s) to metastatic locations.

CLD-401, the lead candidate from the RedTail platform, currently in IND-enabling studies, targets metastatic non-small cell lung cancer, head and neck cancer, and other tumor types with high unmet medical need. Calidi continues to advance its pipeline utilizing the RedTail platform including its novel approach to incorporate in situ T-cell engagers in solid tumors.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com or view Calidi’s Corporate Presentation here.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the Company’s plans strategies, priorities and key operational initiatives for fiscal year 2026 and 2027, including the Company’s plan to dose the first patient in the second half of 2027, statements concerning key milestones, including certain pre-clinical data, planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates; and, with respect to the Company’s fiscal year 2026 and 2027 initiatives, including the timing and ability to open a phase 1 clinical study in the second half of 2027, the risk that actual results may differ materially due to, among other things, the timing, cost and results of research and development activities and preclinical studies; interactions with, and the timing and substance of feedback from, regulatory authorities (including that any preliminary interactions with the FDA may not be indicative of future outcomes or regulatory success); changes in applicable laws or regulations; manufacturing and supply chain matters; the availability of capital and other resources; and changes in business, market, economic or competitive conditions. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 27, 2026, as may be amended or supplemented by other reports we file with the SEC from time to time. We disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Investors Contact:
IR@calidibio.com

Media Contact:
PR@calidibio.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$3,947	$5,600
Restricted cash, current	219	100
Prepaid expenses and other current assets	570	556
Total current assets	4,736	6,256
Noncurrent assets:
Restricted cash, noncurrent	-	119
Machinery and equipment, net	704	781
Operating lease right-of-use assets, net	83	1,682
Other noncurrent assets	-	19
Total assets	$5,523	$8,857

LIABILITIES AND TOTAL EQUITY
Current liabilities:
Accounts payable	$1,347	$595
Related party accounts payable	-	18
Accrued expenses and other current liabilities	1,517	1,186
Related party accrued expenses and other current liabilities	-	530
Promissory note and accrued interest, current	668	90
Operating leases, current	53	1,405
Finance leases, current	141	111
Total current liabilities	3,726	3,935
Noncurrent liabilities:
Operating leases, noncurrent	30	277
Finance leases, noncurrent	132	171
Promissory note, noncurrent	-	600
Warrant liability	4	107
Related party warrant liability	-	8
Total liabilities	3,892	5,098
Total equity	1,631	3,759
Total liabilities and total equity	$5,523	$8,857

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except par value data)

	Three months ended September 30,
	2026	2025
Operating expenses:
Research and development	$2,703	$2,361
General and administrative	1,642	2,687
Total operating expenses	4,345	5,048
Loss from operations	(4,345)	(5,048)
Other income (expense), net:
Interest expense	(29)	(31)
Interest expense - related party	(8)	(10)
Change in fair value of other liabilities and derivatives	59	(93)
Change in fair value of other liabilities and derivatives - related party	5	(7)
Other income, net	681	18
Total other income (expense), net	708	(123)
Loss before income taxes	(3,637)	(5,171)
Provision for income taxes	(9)	(10)
Net loss	(3,646)	(5,181)
Net loss attributable to noncontrolling interest	-	(32)
Net loss attributable to controlling interest	(3,646)	(5,149)
Deemed dividend on warrants	-	(5,673)
Net loss attributable to common stockholders	$(3,646)	$(10,822)
Net loss per share - basic and diluted	$(1.47)	$(35.25)
Weighted average shares outstanding - basic and diluted	2,476	307

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